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                                                   EXHIBIT 2.3

         SECOND AMENDMENT TO SHARE PURCHASE AGREEMENT


We refer to the agreement dated 9th August, 1996 between
(1) Cadbury Schweppes Public Limited Company; (2) Coca-Cola Holdings (United Kingdom) Limited; (3) The Coca-Cola Company;
(4) Bottling Holdings (Great Britain) Limited; and (5) Coca-Cola Enterprises Inc. for the sale and purchase of all the issued share capital of Amalgamated Beverages (Great Britain) Limited as amended by an agreement dated 29th November, 1996 ("the Agreement").

Unless defined otherwise in this agreement, words and expressions defined in the Agreement have the same meaning in this agreement.

We agree that:

1. Agreed Forms of the Tax Deed, UBS Letter of Credit, side letter relating to the Notes and Note Instrument amended as agreed between the parties to each of those documents (the revised forms of which documents have been initialled for the purpose of identification by Cadbury Schweppes' Solicitors (in the case of documents to be executed by Cadbury Schweppes or a member of the Cadbury Schweppes' Group), Coca-Cola's Solicitors (in the case of documents to be executed by Coca-Cola or Coca-Cola UK or a member of the Coca-Cola Group) and the Purchaser's Solicitors (in the case of documents to be executed by the Purchaser or Coca-Cola Enterprises) or by Cadbury Schweppes' Solicitors, Coca-Cola's Solicitors and the Purchaser's Solicitors in the case of all other documents) shall replace the Agreed Forms of each of those documents initialled by or on behalf of the parties to those documents on 9th August, 1996;

2. The date of 16th December, 1996 in clause 4(4) of the Agreement and in the definition of "Membership Transfer Date" in Schedule 6 to the Agreement be extended to 29th January, 1997 in each place where it occurs in each of those provisions;

3. The date of 16th December, 1996 in clause 12(6) of the Agreement shall be extended to 5th February, 1997;

4. The words "one of Pound Sterling 177,456,750 nominal and two of Pound Sterling 160,000,000 nominal each" in the definition of Notes in clause 1 of the Agreement be replaced by "one of Pound Sterling 337,456,750 nominal and one of Pound Sterling 160,000,000 nominal";





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                                  2


5. The sum of "Pound Sterling 177,456,750" in clause 11(7) of the Agreement be replaced by the sum of "Pound
     Sterling 337,456,750";

6. The words "and an irrevocable standby letter of credit from Deutsche Bank to Cadbury Schweppes, which letters of credit shall in the aggregate equal the amount of the Notes," be added before the phrase "in the Agreed Form" at the end of the definition of "UBS Letter of Credit" in clause 1 of the Agreement; and

7. The words "unless the dividend is payable by CCSB to ABGB after 31st December, 1996 (and in the case of such a dividend payable after 31st December, 1996 the Sellers shall procure (so far as they are able to do so) that CCSB is neither required to give nor precluded from giving notice to the collector under section 247(3) Taxes Act 1988 that the group income election is not to have effect in relation to that dividend so long as the Sellers are not thereby prejudiced)" shall be added to clause 11(2)(g) of the Agreement after the words "Corporation Taxes Act 1988".

We agree that Section 2 of Schedule 10 to the Agreement shall be deemed to include this agreement and a further letter to be sent by Cadbury Schweppes plc to Coca-Cola Holdings (United Kingdom) Limited and copied to Coca-Cola Enterprises Inc. which amends the letter identified in paragraph 4 of Section 2 of Schedule 10 to the Agreement.

All other provisions of the Agreement shall remain in full force and effect and references to the Agreement shall be to the Agreement as amended by this agreement.




















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                                  3

This agreement shall be governed by and construed in accordance with English law and the provisions of clauses 19, 20, 22 and 26(2) of the Agreement shall apply to this agreement as if repeated in it.

SIGNED by S/ DAVID M. KAPPLER        )
for and on behalf of CADBURY         )
SCHWEPPES PUBLIC LIMITED             )
COMPANY                              )

         DECEMBER 16, 1996
Date: ....................................................



SIGNED by S/ SCOTT L. EWART            )
for and on behalf of COCA-COLA         )
HOLDINGS (UNITED KINGDOM)              )
LIMITED                                )

        DECEMBER 16, 1996
Date: ....................................................



SIGNED by S/ ANN T. TAYLOR             )
for and on behalf of THE COCA-COLA     )
COMPANY                                )


        DECEMBER 16, 1996
Date: ....................................................



SIGNED by S/ HENRY A. SCHIMBERG         )
for and on behalf of BOTTLING           )
HOLDINGS (GREAT BRITAIN)                )
LIMITED                                 )

       DECEMBER 16, 1996
Date: ....................................................



SIGNED by  S/ SUMMERFIELD K. JOHNSTON, JR.)
for and on behalf of COCA-COLA            )
ENTERPRISES INC.                          )

        DECEMBER 16, 1996
Date: ....................................................





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